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                             Jones & Blouch L.L.P.
                       1025 THOMAS JEFFERSON STREET, N.W.
                          WASHINGTON, D.C. 20007-0805
                                 (202) 223-3500




                                                               December 20, 1996



     The Board of Directors
     The Manufacturers Life Insurance
       Company of America
     500 N. Woodward Avenue
     Bloomfield Hills, MI 48304



     Dear Sirs:

          We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in post-effective amendment No. 5 to the registration statement on Form S-6 of Separate Account Three of The Manufacturers Life Insurance company of America, File No. 33-77256, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.



                                        Very truly yours,

                                        Jones & Blouch L.L.P.

                                        Jones & Blouch L.L.P.